Exhibit 99.1

April 27, 2016

Echo Global Logistics Reports Record First Quarter Results; Revenue Up 43% Year over Year

CHICAGO, IL — (Marketwired) — 4/27/2016 — Echo Global Logistics, Inc. (NASDAQ: ECHO), a leading provider of technology-enabled transportation management services, today reported financial results for the quarter ended March 31, 2016.

“Echo continued its track record of delivering record results as our first quarter revenue and earnings significantly surpassed prior year levels,” said Doug Waggoner, Chairman and Chief Executive Officer of Echo. “We continue to deliver solid performance while tirelessly working on the integration of the acquisition of Command, at a time when overall market conditions continue to be somewhat soft in terms of both demand and capacity.”

First Quarter 2016 Highlights

•                  Total revenue increased by 43% to $405 million from the first quarter of 2015

•                  Net revenue increased by 52% to $81 million from the first quarter of 2015 (1)

•                  Non-GAAP EBITDA grew 44% to $16.5 million, or 55% to $17.9 million after excluding $1.4 million of Command integration costs (1)

•                  Non-GAAP fully-diluted EPS increased to $0.24 in the first quarter of 2016, or $0.27 after excluding $1.4 million of Command integration costs (1)

•                  Truckload volume increased by 129% from the first quarter of 2015

(1) Represents a non-GAAP financial measure.  For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see the “Reconciliation of Non-GAAP Financial Measures” section of this Press Release.

Summarized financial results and select operating metrics follow:

	Three months ended March 31,
Dollars in millions, except per share data	2016	2015	% change
	(unaudited)
Revenue:
Transactional	$332.0	$217.4	52.7%
Managed Transportation	73.3	66.1	10.9%
Total Revenue	405.3	283.5	43.0%

Net revenue (1)	80.8	53.3	51.8%

Non-GAAP Operating expenses (1)
Commission expense	24.8	14.9	66.3%
Non-GAAP selling, general and administrative (1)	39.5	26.9	47.1%
Total Non-GAAP operating expenses (1)	64.3	41.8	54.0%

Non-GAAP EBITDA (1)	16.5	11.5	43.7%
Depreciation	3.5	2.7	28.8%
Non-GAAP Operating income (1)	13.0	8.8	48.4%

Cash interest expense	1.6	—	—
Other expense	—	0.1	(100.0)%
Non-GAAP Income before taxes (1)	11.3	8.7	31.0%

Income taxes	4.2	3.2	32.3%

Non-GAAP Net Income (1)	$7.1	$5.5	30.2%

Non-GAAP Fully Diluted EPS (1)	$0.24	$0.23	4.5%
Diluted shares	29.8	23.9

(1) See the “Reconciliation of Non-GAAP Financial Measures” and “Non-GAAP Financial Measures” sections of this Press Release.

	Three months ended March 31,
Reconciliation of Non-GAAP Financial Measures	2016	2015	% change
	(unaudited)
Total revenue	$405.3	$283.5	43.0%
Transportation costs	324.5	230.2	40.9%
Net revenue	$80.8	$53.3	51.8%

Non-GAAP selling, general and administrative expense	$39.5	$26.9	47.1%
Commission expense	24.8	14.9	66.3%
Change in contingent consideration	(0.2)	(0.1)	58.8%
Acquisition-related transaction costs	—	0.5	(100.0)%
Stock compensation expense	5.3	1.9	181.2%
Selling, general and administrative expense	$69.5	$44.0	57.8%

Non-GAAP EBITDA	$16.5	$11.5	43.7%
Change in contingent consideration	0.2	0.1	58.8%
Depreciation	(3.5)	(2.7)	28.8%
Amortization	(4.0)	(1.1)	253.2%
Acquisition-related transaction costs	—	(0.5)	(100.0)%
Noncash interest expense	(1.9)	—	—
Stock compensation expense	(5.3)	(1.9)	181.2%
Cash interest expense	(1.6)	—	—
Other expense	—	(0.1)	(100.0)%
Income taxes	(0.1)	(1.9)	(97.2)%
Net income	$0.3	$3.3	(92.1)%

Non-GAAP EBITDA margin	20.4%	21.6%	(115	) bps
Effect of change in contingent consideration, depreciation, amortization, acquisition-related transactions costs and stock compensation expense	(15.7)%	(11.6)%	(417	) bps
Operating margin (% of net revenue)	4.7%	10.0%	(532	) bps

Non-GAAP operating income	$13.0	$8.8	48.4%
Change in contingent consideration	0.2	0.1	58.8%
Amortization	(4.0)	(1.1)	253.2%
Acquisition-related transaction costs	—	(0.5)	(100.0)%
Stock compensation expense	(5.3)	(1.9)	181.2%
Operating income	$3.8	$5.4	(28.6)%

Non-GAAP net income	$7.1	$5.5	30.2%
Change in contingent consideration	0.2	0.1	58.8%
Amortization	(4.0)	(1.1)	253.2%
Acquisition-related transaction costs	—	(0.5)	(100.0)%
Noncash interest expense	(1.9)	—	—
Stock compensation expense	(5.3)	(1.9)	181.2%
Income Taxes	4.2	1.2	232.8%
Net income	$0.3	$3.3	(92.1)%

Non-GAAP fully diluted EPS	$0.24	$0.23	4.5%
Effect of change in contingent consideration, amortization, acquisition-related transaction costs, non cash interest expense and stock compensation expense, net of tax	(0.23)	(0.09)	156.4%
Fully diluted EPS	$0.01	$0.14	(93.7)%

Operating Metrics
Net revenue margin	19.9%	18.8%	116	bps
Non-GAAP EBITDA margin (% of net revenue) (1)	20.4%	21.6%	(115	) bps
Total employees	2,371	1,800	31.7%
Sales employees and agents	1,651	1,177	40.3%
Truckload (TL) revenue %	67.8%	55.6%	1,218	bps
Less Than Truckload (LTL) revenue %	26.1%	36.8%	(1,067	) bps
Intermodal revenue %	4.4%	5.7%	(132	) bps

(1) See the “Non-GAAP Financial Measures” section of this Press Release for the definition, and a discussion of, each Non-GAAP financial measure.

2016 Full Year Guidance

“After considering the impact of further declining truckload rates, we are revising our full year 2016 total revenue guidance to be in the range of $1.70 billion to $1.78 billion,” said Kyle Sauers, Chief Financial Officer of Echo.

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on April 27, 2016 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Doug Waggoner, Chairman and Chief Executive Officer, Dave Menzel, President and Chief Operating Officer, and Kyle Sauers, Chief Financial Officer, will host the call. To participate in the call, dial 877-303-6235 (toll free) or 631-291-4837 (toll) and reference “Echo Global Logistics.” To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com. A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website. To listen to an audio replay, call 855-859-2056 (toll free) or 404-537-3406 (toll) and enter conference ID 88326882. The audio replay will be available through May 4, 2016.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “Non-GAAP financial measures” by the Securities and Exchange Commission (the “SEC”): Net Revenue, Non-GAAP selling, general and administrative expense, Non-GAAP EBITDA, Non-GAAP EBITDA Margin, Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. Net revenue is calculated as total revenue less transportation costs.  Non-GAAP selling, general and administrative expense is defined as selling, general and administrative expense excluding commission expense, changes in contingent consideration, acquisition-related transaction costs and stock compensation expense.  Non-GAAP EBITDA and Non-GAAP EBITDA Margin are defined as net income and operating margin, respectively, excluding the effects of changes in contingent consideration, depreciation, amortization, acquisition-related transaction costs, stock compensation expense, cash and noncash interest expense, other expense and income taxes.  Non-GAAP operating income is defined as operating income excluding changes in contingent consideration, amortization, acquisition-related transaction costs, and stock compensation expense.  Non-GAAP net income is defined as net income excluding changes in contingent consideration, amortization, acquisition-related transaction costs, stock compensation expense and noncash interest expense, net of their related tax impact.  Non-GAAP Fully Diluted EPS is defined as fully diluted EPS excluding changes in contingent consideration, amortization, acquisition-related transaction costs, noncash interest expense and stock compensation expense, net of their related tax impact. We believe such measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Net revenue, Non-GAAP selling, general and administrative expense, Non-GAAP EBITDA, Non-GAAP EBITDA Margin, Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Non-GAAP Financial Measures” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2016	2015
	(Unaudited)
REVENUE	$405,277,532	$283,491,574

COSTS AND EXPENSES
Transportation costs	324,450,717	230,239,858
Selling, general, and administrative expenses	69,476,488	44,027,813
Depreciation and amortization	7,529,333	3,873,137
INCOME FROM OPERATIONS	3,820,994	5,350,766
INTEREST / OTHER EXPENSE	(3,503,395)	(89,989)
INCOME BEFORE PROVISION FOR INCOME TAXES	317,599	5,260,777
INCOME TAX EXPENSE	(54,988)	(1,933,000)
NET INCOME	$262,611	$3,327,777

Basic net income per share	$0.01	$0.14
Diluted net income per share	$0.01	$0.14

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2016	2015
	(unaudited)
Cash and cash equivalents	$43,518,677	$56,522,194
Accounts receivable, net of allowance for doubtful accounts	208,990,671	196,420,614
Other current assets	8,328,934	7,881,156
Total noncurrent assets	481,919,932	485,685,818
Total assets	$742,758,214	$746,509,782

Accounts payable	$116,403,035	$103,985,783
Other current liabilities	28,864,299	33,406,353
Convertible notes, net	198,344,843	196,659,354
Other noncurrent liabilities	18,487,775	17,208,718
Stockholders’ equity	380,658,262	395,249,574
Total liabilities and stockholders’ equity	$742,758,214	$746,509,782

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2016	2015
	(Unaudited)
Net cash provided by operating activities	$14,349,978	$9,428,869
Net cash used in investing activities	(4,311,663)	(8,660,188)
Net cash used in financing activities	(23,041,832)	(16,130,211)
Decrease in cash and cash equivalents	(13,003,517)	(15,361,530)
Cash and cash equivalents, beginning of period	56,522,194	32,542,119
Cash and cash equivalents, end of period	$43,518,677	$17,180,589

About Echo Global Logistics

Echo Global Logistics, Inc. (NASDAQ: ECHO) is a leading provider of technology-enabled transportation and supply chain management services. Headquartered in Chicago with more than 30 offices around the country, Echo offers freight brokerage and Managed Transportation solutions for all major modes, including TL, partial TL, LTL, intermodal, and expedited. Echo maintains a proprietary, web-based technology platform that compiles and analyzes data from its network of over 30,000 transportation providers to serve clients across a wide range of industries and simplify the critical tasks involved in transportation management. For more information on Echo Global Logistics, visit: www.echo.com.

ECHO: Earnings

INVESTOR RELATIONS CONTACTS:

Kyle Sauers

Chief Financial Officer

Echo Global Logistics

312-784-7695

Zach Jecklin

Director of Finance

Echo Global Logistics

312-784-2046

MEDIA CONTACTS:

Christopher Clemmensen

SVP of Marketing

Echo Global Logistics

312-784-2132